Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Alabama

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149192, 333-139202, 333-111329 and 333-101007) of ITC^DeltaCom, Inc. of our reports dated March 16, 2009, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of ITC^DeltaCom, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 16, 2009